EXHIBIT 99.2

CONTACT:	Corporate Communications 404-715-2554

Delta Develops Comprehensive Compensation Program
to Allow Employees to Share in Company’s Future Success

Approximately 39,000 employees to receive Delta stock and cash payouts shortly after
 Delta’s emergence from Chapter 11; stronger company-wide emphasis on pay for performance

ATLANTA, March 20, 2007- Delta Air Lines today announced that it has developed a comprehensive compensation program to provide its noncontract1 employees with substantial value shortly after Delta’s planned emergence from Chapter 11 in early May. Shortly after exiting bankruptcy, Delta will distribute to its approximately 39,000 noncontract employees 3.5% of the outstanding Delta common stock, which is estimated to have an initial value of approximately $350 million.2 Also upon emergence, eligible employees will receive cash lump sum payments with an aggregate value of approximately $130 million. Together, these two components are expected to have a value of approximately $480 million.

The overall broad-based compensation program, designed to allow all employees to share in the future success of Delta that their hard work and sacrifice helped make possible, provides for approximately 39,000 noncontract employees around the world3 to receive:
•	A significant distribution of Delta stock which employees may hold or sell without restrictions;
•	A cash lump sum payment;
•	Pay increases beginning this summer;
•	Incentive performance awards and profit sharing tied to performance; and
•	A new defined contribution retirement benefit.

1 ”Noncontract employees” refers to employees not covered by a domestic collective bargaining agreement and not covered by the separate management compensation program.
2 All stock references in this release assume that Delta has a $10 billion valuation at emergence.
3 For employees who are based outside the United States, the terms of this compensation program will vary to be consistent with local practices.

While the emergence compensation for Delta’s pilots and flight dispatchers is covered by collective bargaining agreements, both of these groups have fully participated in the measures that were essential to Delta’s survival, recovery and planned emergence from Chapter 11 as a strong, healthy competitor. These groups also will fully share in the successes that their sacrifices and contributions are making possible.

“A bedrock principle of Delta’s transformation is that Delta people around the world would benefit from the success their hard work helped make possible,” said Gerald Grinstein, Delta’s Chief Executive Officer. “Thanks to their remarkable efforts, Delta is poised for success. We are extremely pleased to honor our commitment by ensuring that all Delta people will have a new, competitive and more rewarding compensation package when the company emerges from Chapter 11 later this spring.”

Other key principles of Delta’s new compensation program include a greater emphasis on pay-for-performance, appropriately balancing at-risk and fixed compensation for all Delta people, and more closely aligning both the management and frontline compensation programs with the best interests of Delta’s other stakeholders.

“From the outset of our Chapter 11 proceedings, we have approached compensation differently than we did in the past and than most other companies in bankruptcy, including other airlines,” said Edward H. Bastian, Executive Vice President and Chief Financial Officer. “Difficult sacrifices have been required from all Delta people, with everyone, including management and union and noncontract workgroups, fully sharing in the sacrifices necessary to put Delta in a position to emerge from bankruptcy as a strong, healthy competitor and an industry leader.

“Going forward, our management compensation program will more closely link pay to performance and align compensation with the long-term interests of Delta’s shareholders, to retain the best people we have, to attract new talent to the company when we need it and to establish transparent, well-defined performance metrics for our leaders so we can continue to provide value to our shareholders, our customers and our employees,” Bastian continued.

A summary of Delta’s new compensation program will be filed with the U.S. Bankruptcy Court later today as a supplement to the company’s Disclosure Statement. Delta also plans to file Disclosure Statement supplements on fresh start reporting and on its post-emergence Certificate of Incorporation (or Charter) and Bylaws.

Delta’s new compensation program was developed in close coordination with Delta’s Board of Directors and was approved by the Official Committee of Unsecured Creditors. Highlights of the program are as follows:

Noncontract Employees
The compensation program for approximately 39,000 noncontract employees includes a number of elements designed to reward these employees for strong performance. These elements include:

•
Stock Ownership - Within days of emergence, eligible noncontract employees will receive shares of Delta common stock that can be held or immediately sold. This amounts to a one-time aggregate award of approximately 3.5% of the outstanding shares of Delta’s newly issued stock, with an estimated value of approximately $350 million. Delta believes the award of a significant amount of stock to such a broad-based group of employees in this fashion is unprecedented for a company emerging from bankruptcy.

•
Cash Lump Sum Payment - Around the time of emergence, eligible employees (which will not include officers and directors) will receive a cash lump sum payment representing 8% of their 2006 earnings. These payments are estimated to have an aggregate value of approximately $130 million.

•
Profit Sharing Plan - Delta’s profit-sharing plan will pay out at least 15% of Delta’s annual pre-tax profit (as defined in the profit sharing plan). This is a “first-dollar plan,” which means the company pays out at the first dollar of profit instead of only after a specific profit threshold is met.

•
Shared Rewards Program - Delta will continue to provide employees monthly incentive pay for achieving operational goals such as on-time performance, completion rate and - for the first time - baggage performance.

•	Base Pay Increases - Delta intends to move toward an industry standard pay structure over time, beginning with a pay increase of 4% at top of scale in summer 2007.

•
Retirement - A new defined contribution benefit will provide employees the opportunity to receive up to 7% of their pay in contributions from Delta to their 401(k) account, including an automatic contribution equal to 2% of their pay. This retirement benefit will be in addition to benefits that have already been earned under the frozen defined benefit pension plan. Delta and its employees worked hard to preserve this pension plan. Delta made a voluntary $50 million contribution to this plan on March 15, 2007 and expects to contribute, on average, approximately $100 million per year for the next several years.

Pilots and Flight Dispatchers
Compensation for Delta’s pilots and flight dispatchers is covered by collective bargaining agreements. Delta Pilots and Flight Dispatchers will receive under those agreements the rewards from the company’s success that their sacrifices and contributions are making possible.

Delta pilots will participate in both the profit sharing and the Shared Rewards compensation programs. Pilot pay rates also will continue to increase, with the amount of future pay increases based on Delta’s operating margin performance. In addition, Delta pilots will receive substantial value from the proceeds of the general, unsecured claim they received in Delta’s Chapter 11 proceeding and a note, both of which were negotiated as part of the collective bargaining agreement. They also have a defined contribution retirement benefit.

Delta’s flight dispatchers also will participate in the profit sharing and Shared Rewards compensation programs, as well as the new defined contribution retirement benefit. Dispatchers also will receive substantial value from the proceeds of the general, unsecured claim they received in Delta’s Chapter 11 proceeding. Dispatchers at the top of scale also have begun to receive a license premium and their pay scale has been adjusted.

Management
A substantial portion of the compensation being provided to management will be at-risk and tied directly to Delta’s and individual performance. The new program for management includes equity awards of restricted stock, stock options and performance shares. In the aggregate, the equity awards to approximately 1,200 leaders represent approximately 2.4% of Delta’s value upon emergence from Chapter 11, approximately $240 million.

Delta officers will receive restricted stock, stock options and performance shares, which will require performance over time in order to vest. For officers, 55% of the equity award will be in the form of restricted stock, which vests in three tranches over a period of 30 months following emergence from bankruptcy. 45% of the award will be in stock options and performance shares, which will be earned over the three years following emergence.

Delta’s officers and directors will not receive across-the-board pay increases until frontline employees have reached industry standard pay. They also will not receive cash lump sum payments upon emergence under the management compensation program.

Unlike other airlines and most other large companies that have filed for Chapter 11, Delta did not continue annual cash incentive plans or seek approval for a Key Employee Retention Plan for management during its Chapter 11 proceedings. The new management compensation program is designed to address the shortfall that exists between Delta’s current management compensation practices and the average compensation for management in the airline and other industries.

Executives will participate in the same retirement benefit plan as other noncontract employees. They also will be eligible to participate in an annual incentive plan. For our senior officers, performance measurement will be based on a combination of financial and operational goals, and no payments will be made for any year for which there is not a payout under the broad-based Profit-Sharing Plan. Importantly, Delta senior leaders’ incentive plan payouts are largely based on the same fundamental metrics that will affect what other Delta employees receive under the broad-based profit sharing and Shared Reward programs. In addition, as is standard, executives will be eligible for certain severance benefits if their employment terminates other than for cause or within a specified period of time after a change in control of the company.

“I believe the compensation being provided to the outstanding group of leaders on our management team is fair, appropriately modest in relation to the competitive market and grounded in the right principles for an airline whose success going forward is based largely on the performance of its people,” Grinstein said. “Having had the privilege of serving beside Delta people over the last several years, I know they are fully capable of leading this remarkable and legendary airline as it begins a promising new era.”

Finally, it is important to note that Mr. Grinstein has decided he will not participate in the management equity awards, cash incentive payments and severance programs. Accordingly, Delta will not make any awards to Mr. Grinstein under these programs. Mr. Grinstein has requested that Delta consider using a portion of the value of the awards he might otherwise have received to help Delta people who experience hardships in their personal lives and to establish a scholarship fund for Delta people. At Mr. Grinstein’s request, Delta, working with its employees, will establish two new charitable foundations that will fund scholarships and hardship assistance programs for Delta employees, retirees and their families.

Additional information on Delta’s compensation programs - including audio and video clips -- can be found at the newsroom at media.delta.com. Please visit deltadocket.com to access all filings related to Delta’s Chapter 11 proceedings.

B-roll Available

Highlights include comments from Delta CEO Gerald Grinstein, a visual example of how the new compensation program impacts employees and footage of Delta’s™
daily operation, including aircraft and employees at work.

Feed date:	Tuesday, March 19, 2007
Feed time:	6:00-6:30 a.m. EDT 10:00-10:30 a.m. EDT

Coordinates:	Satellite - Galaxy 3C Transponder - C21 Format - Analog C-band D/L frequency - 4120.00 Horizontal

Delta Air Lines (Other OTC: DALRQ) offers customers service to more destinations than any global airline with Delta and Delta Connection carrier service to 308 destinations in 52 countries. With more than 60 new international routes added in the last year, Delta is America’s fastest growing international airline and is a leader across the Atlantic with flights to 31 trans-Atlantic destinations. To Latin America and the Caribbean, Delta offers more than 600 weekly flights to 58 destinations. Delta's marketing alliances also allow customers to earn and redeem SkyMiles on more than 14,000 flights offered by SkyTeam and other partners. Delta is a founding member of SkyTeam, a global airline alliance that provides customers with extensive worldwide destinations, flights and services. Including its SkyTeam and worldwide codeshare partners, Delta offers flights to 458 worldwide destinations in 99 countries. Customers can check in for flights, print boarding passes and check flight status at delta.com.

Statements in this news release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, our ability to prosecute, confirm and consummate our proposed plan of reorganization with respect to the Chapter 11 proceedings; the actions and decisions of our creditors and other third parties with interests in our Chapter 11 proceedings; our ability to obtain court approval with respect to motions in the Chapter 11 proceedings prosecuted from time to time; our ability to obtain and maintain normal terms with vendors and service providers; our ability to maintain contracts that are critical to our operations; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for us to propose and confirm one or more plans of reorganization, to appoint a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the cost of aircraft fuel; the impact that our indebtedness will have on our financial and operating activities and our ability to incur additional debt; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub airports; our increasing dependence on technology in our operations; our ability to retain management and key employees; restructurings by competitors; the effects of terrorist attacks; and competitive conditions in the airline industry.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in Delta’s Securities and Exchange Commission filings, including its Form 10-K for the fiscal year ended December 31, 2006, filed on March 2, 2007.

Current holders of Delta’s equity will not receive any distributions under Delta’s proposed Plan of Reorganization. These equity interests would be cancelled upon the effectiveness of the proposed Plan of Reorganization. Accordingly, we urge that caution be exercised with respect to investments in Delta’s existing equity securities and any of Delta’s liabilities and other securities. Investors and other interested parties can obtain information about Delta’s Chapter 11 filing on the Internet at delta.com/restructure. Court filings, claims information and our proposed Plan of Reorganization are available at deltadocket.com. Caution should be taken not to place undue reliance on Delta’s forward-looking statements, which represent Delta’s views only as of March 20, 2007, and which Delta has no current intention to update.

None of the statements in this press release is a solicitation of votes for or against any plan of reorganization. Any such solicitation will only be made through a disclosure statement approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

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